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[COOPERS & LYBRAND LETTERHEAD]

                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statements of Brandon Systems Corporation on Form S-8 (File Nos. 33-67200 and 33-28831) and on Form S-3 (File No. 33-88384) of (a) our report dated November 14, 1995 on our audits of the consolidated financial statements of Brandon Systems Corporation as of October 1, 1995 and October 2, 1994, and for each of the three fiscal years in the period ended October 1, 1995, which report is included on page F-1 of this Annual Report on Form 10-K, and (b) our report dated November 14, 1995 on our audits of the financial statement schedule of Brandon Systems Corporation for the three fiscal years ended October 1, 1995, which report appears on page S-1 in this Annual Report on Form 10-K. We also consent to the reference to our firm in the above mentioned Registration Statement (File No. 33-28831) under the caption "Experts."



                                                        COOPERS & LYBRAND L.L.P.



New York, New York
December 22, 1995